UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2016

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 11, 2016, we agreed to issue and sell $500 million in aggregate principal amount 5.50% Senior Subordinated Notes due 2026 (the "Notes") together with related guarantees by our domestic wholly owned subsidiaries (the "Guarantees" and, together with the Notes, the "Securities") pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the "SEC").

The $500 million aggregate principal amount of Securities are expected to be issued on May 25, 2016, subject to customary closing conditions. We intend to use the net proceeds to repay amounts currently outstanding under our U.S. credit agreement and floor plan debt and for general working capital purposes.

On May 11, 2016, we filed with the SEC a Prospectus Supplement dated May 11, 2016 in connection with the public offering of the Notes. A final Prospectus Supplement will be filed with the SEC within the time period required by U.S. securities laws and SEC rules.

A copy of the press release announcing the pricing of the $500 million aggregate principal amount of Securities is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

May 11, 2016	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release.